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                                  Exhibit 21

                        Subsidiaries of the Registrant
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                                  Exhibit 21

                        Subsidiaries of the Registrant

Parent
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First Southern Bancshares, Inc.

                                      Percentage           Jurisdiction or
Subsidiaries (a)                      of Ownership        State of Incorporation
- ---------------                       ------------        ----------------------

First Southern Bank                     100%                  Alabama

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(a)      The operation of the Company's wholly owned subsidiary is included in the Company's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.